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                                                                   Exhibit 10.56



                              REMITTANCE AGREEMENT

This Remittance agreement (this "Agreement") is made as of November 6, 2001 between Wareforce Incorporated ("Wareforce") and BLM Technologies, Inc. ("BLM").

                                    Recitals:

A. Wareforce has sold merchandise to customers currently doing business with Wareforce's Response Services division which is being sold to BLM and as of November 6, 2001, the accounts receivable from such customers due to Wareforce was approximately $1,500,000.00. An accounts receivable aging report is attached as Exhibit "A". BLM agrees that all payments on such accounts receivable shown in Exhibit "A" are the property of Wareforce.

B. BLM wishes to have such customers properly remit Wareforce's payments to the Wareforce Lockbox account at Bank One (the "Lockbox"). For those payments made to BLM in error, BLM wishes to remit a check for such payments to Wareforce's lockbox.

D. Wareforce and BLM realize that each may receive payments on account of accounts receivable owned by the other party and wish to establish a procedure for remitting such amounts.

E. Wareforce and BLM expect the collection procedures outlined herein to be in effect for at least ninety (90) days after execution.

                                   Agreement:

1. Remittance by BLM. If BLM receives any funds in payment of accounts receivable belonging to Wareforce, BLM will, in the ordinary course of business, remit such within five (5) business days of receipt by BLM, along with complete detail of such payments, to Wareforce's lockbox. Such remittance will be made by an BLM check deposited directly into the lockbox.

2. Remittance by Wareforce. If Wareforce receives any funds in payment of accounts receivable belonging to BLM, Wareforce will, in the ordinary course of business, remit such within five (5) business days of receipt by Wareforce, along with complete detail of such payments, to BLM's lockbox. Such remittance will be made by a Wareforce check deposited directly into the lockbox.

3. Access to Records. Both parties agree to give each other access to its daily reports of receipts. Wareforce agrees to continue to provide BLM "read only" access to its Cove system. All such access to each others records will continue until the amount outstanding owed to Wareforce by current BLM customers goes below $50,000 or for six months, whichever comes first.

4. Reconciliation. Wareforce and BLM shall each, upon request of the other, provide the other with a reconciliation showing the amounts received and amounts remitted with respect to accounts receivable owned by Wareforce, in the case of BLM, or BLM, in the case of Wareforce.

5. Amendment. No Amendment or waiver of this Agreement shall be effective unless in writing signed by each party hereto.

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6. MUTUAL WAIVER OF RIGHT TO JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY
RIGHT TO TRIAL OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE, WHETHER NOW EXISTING OR HEARAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

8. Headings. The headings contained in this agreement are for convenience only. They shall not affect the interpretation of this Agreement.

9. Attorneys' Fees; Etc. In any suit or action brought to enforce this Agreement or to obtain an adjudication (declaratory or otherwise) of rights or obligations hereunder, the losing party shall pay to the prevailing party reasonable attorneys' fees and other costs and expenses incurred by the prevailing party.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties regarding the subject matter hereof. This agreement supercedes all prior and contemporaneous agreements between the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by respective duly authorized officers, as of the date first above written.

                                        Wareforce Incorporated

                                        By:   /s/ Jim Illson
                                              ---------------------------------
                                              Jim Illson
                                              President

                                        BLM Technologies, Inc.


                                        By:   /s/ Ron Meinhardt
                                              ---------------------------------
                                              Ron Meinhardt
                                              President